As filed with the Securities and Exchange Commission on
                   November 3, 2000



          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549

                       FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
          THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported):
                   November 3, 2000

               ________________________


          NORTH COUNTRY FINANCIAL CORPORATION
  (Exact Name of Registrant as Specified in Charter)

          Michigan                    0-20167                 38-2062816
   (State of Incorporation)    (Commission File Number)    (I.R.S. Employer
                                                          Identification No.)

      3530 North Country Drive
       Traverse City, Michigan                                  49684
(Address of Principal Executive Offices)                      (Zip Code)

              ________________________



  Registrant's telephone number, including area code:  (231) 929-5600

Item 9.  Regulation FD Disclosure.

     On November 3, 2000 North Country Financial
Corporation mailed the letter as set forth below to its shareholders. North Country Financial Corporation does not intend to update this information.


   [NORTH COUNTRY FINANCIAL CORPORATION LETTERHEAD]



                   November 3, 2000




Dear North Country Shareholder:

     I wanted to inform you about a new development involving North Country Financial Corporation. Last week, North Country's Board of Directors decided to engage the investment banking firm of Howe Barnes
Investments, Inc. to render certain financial advisory and investment banking services to North Country. Howe
Barnes, based in Chicago, is a well regarded firm with particular knowledge and expertise in the area of Midwestern financial institutions.

     As North Country's directors and management continue to review business and operational strategies and alternatives with the goal of maximizing shareholder value, we have determined that the engagement of a qualified and experienced investment banking firm would assist us in achieving this goal.
We have engaged Howe Barnes to evaluate various strategic alternatives for North Country, as well as to conduct a valuation assessment of the company. Howe
Barnes will consider strategic business alternatives for North Country ranging from the opportunities presented through future internal growth and market expansion, to some form of possible business combination involving North Country and another party.

     Thank you for your continued support of North
Country Financial Corporation.

                              Very truly yours,

                              /s/ Ronald G. Ford
                              --------------------------
                              Ronald G. Ford
                              Chairman and Chief Executive Officer

                       SIGNATURE


     Pursuant to the requirements of The Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                              NORTH COUNTRY FINANCIAL CORPORATION


                              By:  /s/ Kristine E. Hoefler
                                   ----------------------------
                                   Kristine E. Hoefler
                                   Chief Financial Officer

Date:  November 3, 2000.